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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-61017 of Data Processing Resources Corporation on Form S-4 of our report dated September 19, 1997 (September 25, 1997, as to
Note 5 and March 6, 1998 as to Note 2, with respect to earnings per share) relating to the financial statements of Data Processing Resources Corporation, appearing in the 424(b)(3) Prospectus dated June 11, 1998 relating to Registration Statement No. 333-53371 of Data Processing Resources Corporation on Form S-3.

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-61017 of Data Processing Resources Corporation on Form S-4 of our report dated March 14, 1997 (April 29, 1997 as to Note 8) relating to the financial statements of Computec International Strategic Resources, Inc., appearing in the 424(b)(3) Prospectus dated June 11, 1998 relating to Registration Statement No. 333-53371 of Data Processing Resources Corporation on Form S-3.

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-61017 of Data Processing Resources Corporation on Form S-4 of our report dated January 30, 1998 relating to the financial statements of S3G, Inc., appearing in the Form 8-K/A of Data Processing Resources Corporation dated January 27, 1998.

  We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus that is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

September 29, 1998